UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of

the Securities Exchange Act of 1934 (Amendment No.           )

Check the appropriate box:

☒	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☐	Definitive Information Statement

NEOMEDIA TECHNOLOGIES, INC.

(Name of Registrant As Specified In Its Charter)

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(1)	Title of each class of securities to which transaction applies:
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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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NEOMEDIA TECHNOLOGIES, INC.

1515 Walnut Street, Suite 100

Boulder, Colorado 80302

NOTICE OF ACTION BY WRITTEN CONSENT AND APPRAISAL RIGHTS

AND

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED

NOT TO SEND US A PROXY.

Dear Stockholder:

This notice of action by written consent and appraisal rights and information statement is being furnished to the holders of shares of common stock, par value $0.001 per share (“Company Common Stock”), Series C Convertible Preferred Stock, par value $0.01 per share (“Series C Preferred Stock”), and Series D Convertible Preferred Stock, par value $0.01 per share (“Series D Preferred Stock,” and together with the Series C Preferred Stock, the “Preferred Stock”), of NeoMedia Technologies, Inc., a Delaware corporation, which we refer to as “NeoMedia” or the “Company,” in connection with the Agreement and Plan of Merger, dated as of February 21, 2014 (the “Merger Agreement”), by and between the Company and Qode Services Corporation, a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub”), pursuant to which Merger Sub will merge with and into the Company, with the Company continuing as the surviving corporation (the “Merger”). A copy of the Merger Agreement is attached as Annex A to this information statement.

NeoMedia’s board of directors (the “Board of Directors”) unanimously (i) approved, adopted and declared advisable the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger and Charter amendments thereunder as described herein, in accordance with Delaware General Corporation Law (“DGCL”); (ii) recommended that the stockholders of the Company approve the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger and Charter amendments; and (iii) authorized the execution, delivery and performance of the Merger Agreement and the transactions contemplated by the Merger Agreement.

Pursuant to the DGCL, NeoMedia’s certificate of incorporation, as amended (the “Charter”), and the Merger Agreement, the adoption of the Merger Agreement by NeoMedia’s stockholders required the affirmative vote or written consent of a majority of the outstanding voting power of the stockholders of the Company. Each share of Company Common Stock entitles the holder to one vote. Each share of Series C Preferred Stock entitles the holder to the number of votes equal to the number of shares of Company Common Stock convertible therefor counted on an "as converted" basis. Holders of Series D Preferred Stock do not currently have voting rights with respect to the adoption and approval of the Merger Agreement. On March 3, 2014, the “record date” for the action by written consent, 4,984,827,279 shares of Company Common Stock, and 4,816 shares of Series C Preferred Stock were issued and outstanding.

On March 3, 2014, subsequent to the execution of the Merger Agreement, the holders of Company stock representing a majority of the outstanding voting power with respect to the adoption of the Merger Agreement (the “Majority Holders”), delivered a written consent adopting the Merger Agreement within the meaning of Section 251 of the DGCL and the transactions contemplated by the Merger Agreement, including, without limitation, the Merger and the Charter amendments. As a result, no further action by any other stockholder of NeoMedia is required to adopt the Merger Agreement and NeoMedia has not solicited, and will not be soliciting, your adoption of the Merger Agreement and does not intend to call a stockholders’ meeting for purposes of voting on the adoption of the Merger Agreement or the Merger. This notice and this information statement constitutes notice to you from NeoMedia of the action by written consent taken by the Majority Holders contemplated by DGCL Section 228(e).

At the effective time of the Merger, (1) each fifteen (15) shares of Company Common Stock issued and outstanding shall be combined and reclassified into one (1) share of Company Common Stock (the “Reverse Split”) with no par value, and (2) each share of Preferred Stock issued and outstanding immediately prior to the effective time shall continue to remain outstanding as one share of Preferred Stock of the Company as the surviving corporation.

Under Section 262 of the DGCL, each holder of Company Common Stock and Preferred Stock (other than the Majority Holders), who delivers a written demand for appraisal of his, her or its shares to the Company within twenty (20) days after the date of the mailing of this notice, who continuously holds of record the shares of Company Common Stock or Preferred Stock for which appraisal is sought from the date of the demand through the effective date of the Merger will have the right to seek an appraisal of the "fair value" of such shares of Company stock determined by the Delaware Court of Chancery, but only if such holder complies with all applicable requirements of the DGCL. A copy of Section 262 of the DGCL, inclusive, of the DGCL is attached to this information statement as Annex B.

We urge you to read the entire information statement carefully.

By Order of the Board of Directors of the Company.

Sincerely,

/s/ LAURA A. MARRIOTT
Laura A. Marriott
Chief Executive Officer

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities regulatory agency has approved or disapproved the Merger, passed upon the merits or fairness of the Merger or passed upon the adequacy or accuracy of the disclosures in this notice or this information statement. Any representation to the contrary is a criminal offense.

This information statement is dated March ____, 2014 and is first being mailed to stockholders on or about March 13, 2014.

TABLE OF CONTENTS

SUMMARY	1
The Parties to the Merger	1
The Merger	1
Reasons for the Merger; Recommendation of our Board of Directors	2
Required Stockholder Approval	2
Financing of the Merger	3
Regulatory Approvals Required for the Merger	3
Conditions to the Merger	3
Termination of the Merger Agreement; Effect of Termination; Termination Fee	3
Effect of Termination	3
Appraisal Rights	3
QUESTIONS AND ANSWERS ABOUT THE MERGER	4
FORWARD-LOOKING STATEMENTS	6
THE PARTIES TO THE MERGER	7
The Company	7
Merger Sub	7
THE MERGER	8
Background of the Merger	8
Reasons for the Merger; Recommendation of our Board of Directors	8
Financing of the Merger	10
Treatment of Company Common Stock	10
Accounting Treatment	10
Regulatory and Other Governmental Approvals	10
THE MERGER AGREEMENT	11
Explanatory Note Regarding the Merger Agreement	11
The Merger	11
Amendments to Charter Pursuant to the Merger Agreement	11
The Reverse Split	13
Bylaws	16
Directors and Officers	17
When the Merger Becomes Effective	17
Representations and Warranties	17
Expenses and Fees	17
Employee Matters	17
Conditions to the Merger	18
Termination of the Merger Agreement; Effect of Termination	18
APPRAISAL RIGHTS	19
FINANCIAL INFORMATION	21
SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS	24
WHERE TO FIND MORE INFORMATION	26
ANNEX A	A-1
ANNEX B	B-1
ANNEX C	C-1
ANNEX D	D-1

i

SUMMARY

NeoMedia Technologies, Inc., a Delaware corporation with principal executive offices located at 1515 Walnut Street, Suite 100, Boulder, Colorado 80302 (303.546.7946), is providing this information statement to you. The following summary highlights selected information from this information statement and may not contain all of the information that is important to you. Accordingly, we encourage you to read carefully this entire information statement, its annexes and the documents referred to in this information statement. Each item in this summary includes a page reference directing you to a more complete description of that item in this information statement. You may obtain additional information about the Company by following the instructions under “Where to Find More Information” beginning on page 26.

The Parties to the Merger (page 7 of this information statement)

NeoMedia Technologies, Inc. (“we,” “us,” “our,” “NeoMedia,” or the “Company”) has pioneered 2D mobile barcode technology and infrastructure solutions that enable the mobile barcode ecosystem world-wide with state-of-the-art mobile barcode services and technology. With this technology, mobile phones with cameras become barcode scanners, which enable a range of practical applications including mobile marketing, mobile commerce and advertising. The Company also offers barcode management services, reader solutions as well as licensing of its intellectual property portfolio.

Qode Services Corporation, which this information statement refers to as “Merger Sub,” is a newly formed Delaware corporation. Merger Sub is a wholly owned subsidiary of NeoMedia and has not conducted any business operations except for activities incidental to its formation and as contemplated by the Merger Agreement.

The Merger (page 8 of this information statement)

On February 21, 2014, the Company entered into an Agreement and Plan of Merger with Merger Sub (the “Merger Agreement”). Upon the terms and subject to the conditions of the Merger Agreement, at the effective time of the Merger, Merger Sub will merge with and into the Company, with the Company continuing as the surviving corporation (the “Merger”). Merger Sub has no operations; the sole purpose of the merger is to effect the Charter amendments contemplated by the Merger Agreement. The Merger Agreement is attached as Annex A to this information statement, and we encourage you to read it carefully and in its entirety because it and not this information statement is the legal document that governs the Merger.

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Reasons for the Merger; Recommendation of our Board of Directors (page 8 of this information statement)

The Company’s Charter obligates it to reserve and keep available out of its authorized Company Common Stock the full number of shares of Company Common Stock of the Company issuable upon conversion of all outstanding shares of Preferred Stock. The Company is not in compliance with these Charter provisions, which means, among other things, that all of the outstanding dividends owed to its holders of Preferred Stock may be due and payable. It is questionable whether the Company has lawfully available funds to pay these dividends. In addition, the failure of the Company to comply with the Charter provisions at issue triggers a requirement that the Company hold a meeting of stockholders within thirty (30) calendar days of it failing to have sufficient authorized but unissued shares of Company Common Stock solely for purposes of voting on a proposal to increase the number of authorized shares of Company Common Stock. The Company also has certain obligations under its convertible debt instruments to reserve sufficient shares of Company Common Stock for the conversion of those securities. The holder of a majority of the outstanding secured convertible debentures issued by the Company has communicated its intent to foreclose on all of the Company’s assets in the event that the Company’s share reserves are not sufficient to honor conversions under such instruments (a potential default thereunder). At its 2013 annual meeting of stockholders (the “2013 Annual Meeting”), the Company asked its stockholders to approve several amendments to the Charter to increase the number of authorized but unissued shares available for issuance upon conversion of its convertible debentures and Preferred Stock, but was unable to obtain the requisite votes for such amendments from its stockholders. Accordingly, the Company considered other means of increasing the number of authorized but unissued shares of Company Common Stock. The Board of Directors determined that the Merger Agreement (and the actions contemplated thereby with respect to amending the Charter) was the only option available to avoid the threat of such default which could lead to foreclosure of the Company’s assets and/or bankruptcy. Further, the holder of the majority of the Company’s outstanding secured convertible debentures agreed to decrease the aggregate amount of the debt under such instruments by $5.0 million dollars. After careful consideration, the Board of Directors unanimously (a) approved, adopted and declared advisable the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger and the Charter amendments contemplated thereunder, in accordance with the DGCL; (b) recommended that the stockholders of the Company adopt the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger and Charter amendments; and (c) authorized the execution, delivery and performance of the Merger Agreement and the transactions contemplated by the Merger Agreement.

For a discussion of the material factors considered by the Board of Directors in reaching its conclusion, please see the section titled “The Merger—Reasons for the Merger” beginning on page 8.

Required Stockholder Approval (page 4 of this information statement)

On March 3, 2014, subsequent to the execution of the Merger Agreement, the holders of Company stock representing a majority of the outstanding voting power with respect to the adoption of the Merger Agreement (the “Majority Holders”), delivered a written consent (the “Merger Consent”) adopting the Merger Agreement within the meaning of Section 251 of the DGCL and the transactions contemplated by the Merger Agreement, including, without limitation, the Merger and Charter amendments contemplated thereunder. As a result, no further action by any other stockholder of NeoMedia is required to adopt the Merger Agreement and NeoMedia has not solicited, and will not be soliciting, your adoption of the Merger Agreement and does not intend to call a stockholders’ meeting for purposes of voting on the adoption of the Merger Agreement.

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Financing of the Merger (page 10 of this information statement)

The Company is funding the Merger and the other transactions contemplated by the Merger Agreement from its cash on hand.

Regulatory Approvals Required for the Merger (page 10 of this information statement)

Other than the acceptance of the certificate of merger by the Secretary of State of the State of Delaware, the Company does not believe that any other regulatory approvals are required to consummate the Merger.

Conditions to the Merger (page 18 of this information statement)

The obligations of each of Merger Sub and the Company to complete the Merger are subject to the satisfaction or waiver of the conditions described on page 18 of this information statement.

Termination of the Merger Agreement; Effect of Termination; Termination Fee (page 18 of this information statement)

The Merger Agreement may be terminated at any time before the effective time of the Merger, whether before or after stockholder approval of the Merger has been obtained, by either the Board of Directors or the board of directors of Merger Sub, for any reason whatsoever.

Effect of Termination

In the event of termination of the Merger Agreement, the Merger Agreement would become void and there would be no further obligation on the part of Merger Sub or the Company to consummate the Merger.

Appraisal Rights (page 19 of this information statement)

Under Section 262 of the DGCL, each holder of Company Common Stock and Preferred Stock (other than the Majority Holders), who delivers a written demand for appraisal of his, her or its shares to the Company within twenty (20) days after the date of the mailing of this notice, who continuously holds of record the shares of Company Common Stock or Preferred Stock for which appraisal is sought from the date of the demand through the effective date of the Merger will have the right to seek an appraisal of the "fair value" of such shares of Company stock determined by the Delaware Court of Chancery, but only if such holder complies with all applicable requirements of the DGCL. Stockholders of the Company electing to exercise appraisal rights must comply in all respects with the procedures set forth in Section 262, of the DGCL, the full text of which appears as Annex B to this information statement. Failure to so comply will result in termination or waiver of such stockholder’s appraisal rights. Please see the section titled “Appraisal Rights” beginning on page 19.

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QUESTIONS AND ANSWERS ABOUT THE MERGER

Set forth below are commonly asked questions and answers regarding the Merger and the Merger Agreement. These questions and answers may not address all questions that may be important to you as a Company stockholder. For a more complete description of the legal and other terms of the Merger and the Merger Agreement, please read carefully this entire information statement, including the Merger Agreement attached as Annex A to this information statement.

Q:	Why am I receiving this document?

A:	As a result of entering into the Merger Agreement, applicable laws and regulations require us to provide you, a holder of applicable Company securities as of the record date, with notice of the written consent delivered on March 3, 2014, approving the Merger Agreement and the transactions contemplated thereby, including the Merger. As a result, your vote is not required and is not being sought. We are not asking you for a proxy and you are requested not to send us a proxy.

Q:	What is the proposed transaction?

A:	In the Merger, upon the terms and subject to the satisfaction or waiver of the conditions in the Merger Agreement, Merger Sub, a wholly owned subsidiary of the Company, will merge with and into the Company, with the Company continuing as the surviving corporation. Merger Sub has no operations; the sole purpose of the Merger is to effect the Charter amendments contemplated by the Merger Agreement. For further information, please see the sections titled “The Merger” and “The Merger Agreement” beginning on pages 8 and 11, respectively.

Q:	What will I be entitled to receive as a result of the Merger?

A:	No securities or money are being offered to the stockholders of the Company, or of Merger Sub, under the terms of the Merger Agreement. At the effective time of the Merger, (1) each each fifteen (15) shares of Company Common Stock issued and outstanding shall be combined and reclassified into one (1) share of Company Common Stock (the “Reverse Split”) without par value, and (2) each share of Preferred Stock issued and outstanding immediately prior to the effective time shall continue to remain outstanding as one share of Preferred Stock.

Q:	When is the Merger expected to be completed?

A:	Merger Sub and the Company anticipate completing the Merger on April 2, 2014. For further information, please see the section titled “The Merger Agreement—When the Merger Becomes Effective” beginning on page 17.

Q:	Why am I not being asked to vote on the Merger?

A:	Consummation of the Merger requires the adoption of the Merger Agreement by the holders of a majority of the outstanding voting power of the stockholders of the Company. The requisite stockholder approval was obtained on March 3, 2014 when, subsequent to the execution of the Merger Agreement by the parties thereto, holders of Company stock representing a majority of the outstanding voting power, as of the record date of March 3, 2014, with respect to the adoption of the Merger Agreement, delivered written consents adopting the Merger Agreement within the meaning of Section 251 of the DGCL and the transactions contemplated by the Merger Agreement, including, without limitation, the Merger and the Charter amendments contemplated thereunder.

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Q:	Did our Board of Directors approve and recommend the Merger Agreement?

A:	Yes. The Board of Directors unanimously voted to approve the Merger Agreement and the Merger, declared it advisable and recommended that the Company’s stockholders adopt the Merger Agreement.

Q:	Am I entitled to appraisal rights in connection with the Merger?

A:	If you do not consent to or approve the Merger Agreement and the Merger, then you are entitled to assert appraisal rights in accordance with the procedures specified in the DGCL in connection with the Merger. For further information, please see “Appraisal Rights” beginning on page 19.

Q:	Who can help answer my other questions?

A:	If you have more questions about the Merger or would like additional copies of this information statement, please contact the Company in writing at our principal executive offices at 1515 Walnut Street, Suite 100, Boulder Colorado 80302, ATTN: Chief Executive Officer.

Q:	What to do with certificates?

A:	Beginning at the effective time, each certificate representing shares of Company Common Stock prior to the effective time of the Reverse Split will be deemed for all corporate purposes to evidence ownership of resulting combined number of shares following such Reverse Split. Holders of Company Common Stock are not required to turn-in certificates to the Company.
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FORWARD-LOOKING STATEMENTS

This information statement, and the documents to which we refer you in this information statement, contain forward-looking statements that involve numerous risks and uncertainties which may be difficult to predict. The statements contained in this communication that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act, including, without limitation, the management of the Company and the Company’s expectations, beliefs, strategies, objectives, plans, intentions and similar matters. All forward-looking statements included in this communication are based on information available to the Company on the date hereof. In some cases, you can identify forward-looking statements by terminology such as “may,” “can,” “will,” “should,” “could,” “expects,” “plans,” “anticipates,” “intends,” “believes,” “estimates,” “predicts,” “potential,” “targets,” “goals,” “projects,” “outlook,” “continue,” “preliminary,” “guidance,” or variations of such words, similar expressions, or the negative of these terms or other comparable terminology.

Forward-looking statements involve a number of risks and uncertainties, and actual results or events may differ materially from those projected or implied in those statements.

We caution against placing undue reliance on forward-looking statements, which reflect our current beliefs and are based on information currently available to us as of the date a forward-looking statement is made. Forward-looking statements speak only as of the date of this information statement. We undertake no obligation to revise forward-looking statements to reflect future events, changes in circumstances, or changes in beliefs except as required by law. In the event that we do update any forward-looking statements, no inference should be made that we will make additional updates with respect to that statement, related matters, or any other forward-looking statements. Any corrections or revisions and other important assumptions and factors that could cause actual results to differ materially from forward-looking statements may appear in the Company’s public filings with the SEC, which are available to the public at the SEC’s website at www.sec.gov or at the Company’s website at www.neom.com. Our website address is being provided as an inactive textual reference only. The information provided on our website is not part of this information statement. For additional information, please see the section titled “Where To Find More Information” beginning on page 26.

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THE PARTIES TO THE MERGER

The Company

NeoMedia Technologies, Inc., a Delaware corporation (“NeoMedia” or the “Company”) has pioneered 2D mobile barcode technology and infrastructure solutions that enable the mobile barcode ecosystem world-wide with state-of-the-art mobile barcode services and technology. With this technology, mobile phones with cameras become barcode scanners, which enable a range of practical applications including mobile marketing, mobile commerce and advertising. The Company also offers barcode management services, reader solutions as well as licensing of its intellectual property portfolio.

Merger Sub

Qode Services Corporation, which this information statement refers to as “Merger Sub,” is a newly formed Delaware corporation. Merger Sub is a wholly owned subsidiary of NeoMedia and has not conducted any business operations except for activities incidental to its formation and as contemplated by the Merger Agreement.

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THE MERGER

Background of the Merger

The Company’s certificate of incorporation (the “Charter”) obligates it to reserve and keep available out of its authorized Common Stock the full number of shares of Company Common Stock issuable upon conversion of all outstanding shares of Preferred Stock. The Company is not in compliance with these Charter provisions, which means, among other things, that all of the outstanding dividends owed to its holders of Preferred Stock may be due and payable. It is unclear whether the Company has any lawfully available funds to pay such dividends. In addition, the outstanding and unissued shares of Company Common Stock are currently insufficient to satisfy the Company’s contractual obligations under certain convertible debt instruments (the “Financing Documents”) previously entered into by the Company with YA Global Investments, L.P. (“YA Global”). In order to increase the number of authorized and available shares of Company Common Stock to avoid situations of default under the Financing Documents and the Charter, the Company sought approval from its stockholders at the 2013 Annual Meeting of an amendment to the Charter authorizing a 1-for-1,700 reverse stock split of the outstanding Company Common Stock. In the alternative, the Company also sought approval of an amendment to the Charter to increase the number of authorized shares of Company Common Stock from 5,000,000,000 to 500,000,000,000. Both of these proposals were made with the intention of creating sufficient authorized but unissued shares of Company Common Stock in order to avoid a default under the Financing Documents and the Charter and the negative consequences to the Company that would result if there is an event of default, primarily consisting of the foreclosure on the Company’s assets and/or the Company declaring bankruptcy. The Company did not receive sufficient votes in favor of either proposal, and YA Global informed the Company of its intent to declare a default under the Financing Documents if the Company does not increase the authorized but unissued shares of Company Common Stock. The hurdle the Company faced in obtaining approval for the proposed amendments was stockholder participation, as the holders of Company Common Stock who voted on the matter were in favor of the amendments yet the volume of such stockholders was not enough in order to approve the amendments.

The Company considered re-soliciting the votes of its stockholders (either at a special meeting or by written consent) to approve an amendment to its Charter to create sufficient authorized but unissued shares of Company Common Stock to meet its obligations under the Financing Documents and the Charter. However, given its recent experience at the 2013 Annual Meeting and the likely class voting requirements for the approval of such amendment, under Section 242(b)(2) of the DGCL, the Company determined that an amendment under Section 242 of the DGCL was not feasible. Specifically, under Section 242(b)(2) of the DGCL, holders of the outstanding shares of a class of stock shall be entitled to vote as a class upon a proposed amendment to the certificate of incorporation, if the amendment would increase or decrease the aggregate number of authorized shares of the class, increase or decrease the par value of the shares of such class or alter or change the powers, preferences or special rights of the shares of such class so as to affect them adversely.

In contrast, under Section 251 of the DGCL, a merger agreement does not require for its adoption a class vote of any holders of the Company Common Stock or Preferred Stock. Rather, a merger agreement must be approved by the affirmative vote of a majority in voting power of the corporation’s outstanding capital stock, voting together as a class. The Company’s Board of Directors determined that the Merger Agreement was the only option available to avoid the threat of such default which would have led to foreclosure of the Company’s assets and/or bankruptcy.

Reasons for the Merger; Recommendation of our Board of Directors

YA Global, the holder of a majority of the outstanding secured convertible debentures issued by the Company has communicated its intent to foreclose on all of the Company’s assets in the event that the Company’s share reserves are not sufficient to honor conversions under such instruments (a potential default thereunder). The Company also is not in compliance with its obligations to its Preferred Stockholders under the Charter which means, among other things, that the dividends owed to such stockholders may be due and payable. It is questionable whether the Company has lawfully available funds to pay such dividends. The Company’s Board of Directors determined that the Merger Agreement (and the actions contemplated thereby) was the only option available to avoid the threat of such default, since the consummation of the actions contemplated by the Merger Agreement would result in the increase of the Company’s share reserves, enabling the Company to have authorized but unissued shares available for issuance pursuant to conversion requests for the debentures under the Financing Documents and the Charter. The consummation of the Merger will also obviate the need (and eliminate the associated expenses) for the Company to call a special meeting of its stockholders for the sole purpose of asking its stockholders to approve an amendment to its Charter to increase the number of authorized shares of Company Common Stock as required by the Charter. After careful consideration, the Board of Directors unanimously (i) approved, adopted and declared advisable the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger and Charter amendments contemplated thereunder, in accordance with the DGCL; (ii) recommended that the stockholders of the Company adopt the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger and Charter amendments; and (iii) authorized the execution, delivery and performance of the Merger Agreement and the transactions contemplated by the Merger Agreement.

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In making its determination, the Board of Directors consulted with the Company’s management, as well as its legal and financial advisors, and considered a variety of factors weighing in favor of or relevant to the Merger Agreement and the transactions contemplated thereby, including, without limitation, those described below:

• The outstanding and unissued shares of Company Common Stock are currently insufficient to have authorized but unissued shares available for conversions of debentures under the Financing Documents previously entered into by the Company with YA Global and for the conversion of the Company’s outstanding Preferred Stock.

• The Company does not likely have lawfully available funds to pay the dividends that are likely due as a result of non-compliance with its Charter.

• The Company’s prior attempt to avoid default under the Financing Documents and the Charter by amending its Charter via holding a stockholder meeting was unsuccessful.

• The hurdle the Company faced in obtaining approval for the proposed amendments at the stockholder meeting was stockholder participation, as the majority of holders of Company Common Stock who voted on the matter were in favor of the amendments yet the volume of such stockholders was not enough in order to approve the amendments.

• The Company’s Board of Directors determined that the Merger Agreement was the only option available to avoid the threat of default which would have led to foreclosure of the Company’s assets and/or bankruptcy. Under Section 251 of the DGCL, an agreement and plan of merger may provide for the amendment of the certificate of incorporation at the effective time of the merger. A merger agreement, including one effecting amendments to a corporation’s certificate of incorporation generally need only be approved by a majority of the corporation’s outstanding voting power, voting together as a class.

• The holders of Series C Preferred Stock could carry the required vote, to adopt the Merger Agreement, to provide for the amendments of the Charter, which would enable the Company to avoid falling into default under the Financing Documents and regain compliance with its Charter.

• The Reverse Split effected by the Charter amendments will likely result in administrative cost savings for the Company.

• YA Global has agreed to enter into amendments to the secured convertible debentures to decrease the aggregate amount of debt thereunder by $5.0 Million dollars.

The above discussion includes the principal information and factors, both positive and negative, considered by the Board of Directors, but is not intended to be exhaustive and may not include all of the information and factors considered by the Board of Directors. The above factors are not presented in any order of priority. The Board of Directors did not quantify or assign relative or specific weights to the factors considered in reaching their respective determinations. Rather, the Board of Directors views its positions and recommendations as being based on the totality of the information presented to and considered by it. In addition, individual members of the Board of Directors may have given different weights to different factors. It should be noted that this explanation of the reasoning of the Board of Directors and certain information presented in this section is forward-looking in nature and should be read in light of the factors discussed in the section titled “Forward-Looking Statements” beginning on page 6 of this information statement.

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Financing of the Merger

The Company is funding the Merger and the other transactions contemplated by the Merger Agreement from its cash on hand.

Treatment of Company Common Stock

Upon the effective time, by virtue of the Merger and without any action on the part of the holder of any outstanding share of Company Common Stock, each share of Company Common Stock issued and outstanding immediately prior to the effective time shall continue to remain outstanding as one share of Company Common Stock and remain unchanged, except that (i) the par value shall change from $0.001 per share to no par value per share, and (ii) each fifteen (15) shares of Common Stock issued and outstanding shall be combined and converted into one (1) share of Common Stock. The amount of authorized shares of Company Common Stock will increase from 5,000,000,000 to 7,500,000,000 shares. Further, the Merger may alter the voting rights of the Company Common Stock to the extent that the Charter amendments (i) specify that the holders of Company Common Stock are not entitled to a separate class vote with respect to the increase or decrease of the amount of authorized shares of Company Common Stock and (ii) specify that the holders of Company Common Stock shall not be entitled to vote on any amendment to the terms of any outstanding series of Preferred Stock which solely affects the rights, powers, preferences, qualifications, powers or restrictions of such series of Preferred Stock.

Upon the effective time, by virtue of the Merger and without any action on the part of the holder of any outstanding share of Series C Preferred Stock, each share of Series C Preferred Stock issued and outstanding immediately prior to the effective time shall remain unchanged and continue to remain outstanding as one share of Series C Preferred Stock.

Upon the effective time, by virtue of the Merger and without any action on the part of the holder of any outstanding share of Series D Preferred Stock, each share of Series D Preferred Stock issued and outstanding immediately prior to the effective time shall remain unchanged and continue to remain outstanding as one share of Series D Preferred Stock.

Accounting Treatment

The Merger will be accounted for as a “purchase transaction” for financial accounting purposes.

Regulatory and Other Governmental Approvals

Other than the acceptance of the certificate of merger by the Secretary of State of the State of Delaware, the Company does not believe that any other regulatory approvals are required to consummate the Merger.

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THE MERGER AGREEMENT

The following is a summary of the material provisions of the Merger Agreement and is qualified in its entirety by reference to the complete text of the Merger Agreement, which is attached as Annex A to this information statement and is incorporated into this information statement by reference. This summary does not purport to be complete and may not contain all the information about the Merger Agreement that is important to you. We urge you to read the Merger Agreement carefully and in its entirety because it, and not this information statement, is the legal document that governs the Merger.

Explanatory Note Regarding the Merger Agreement

The Merger Agreement has been included to provide our stockholders with information regarding its terms. It is not intended to provide to any person not a party thereto any other factual information about the Company. The Merger Agreement contains representations and warranties of the Company and Merger Sub, negotiated between the parties and made as of specific dates solely for purposes of the Merger Agreement, including setting forth the respective rights of the parties with respect to their obligations to complete the Merger. This description of the representations and warranties is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. As a result, no person should rely on the representations, warranties, covenants and agreements or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or Merger Sub or any of their respective subsidiaries or affiliates.

The Merger

At the effective time of the Merger, upon the terms and subject to the satisfaction or waiver of the conditions of the Merger Agreement and in accordance with the DGCL, Merger Sub will merge with and into the Company, the separate corporate existence of Merger Sub will cease and the Company will survive. Merger Sub has no operations; the sole purpose of the merger is to effect the Charter amendments contemplated by the Merger Agreement.

Amendments to Charter Pursuant to the Merger Agreement

Amendments and Text of Amendments

Pursuant to the Merger, from and after the effective time, the Charter shall be the restated Charter of the Company provided that Article IV thereof shall be amended to increase the amount of authorized shares of Company Common Stock from 5,000,000,000 shares to 7,500,000,000 shares, to change the par value of the Company Common Stock from $0.001 per share to no par value per share, to specify that the voting rights of the Company Common Stock holders do not include the ability to vote as a separate class on increases or decreases to the amount of authorized Company Common Stock shares or on matters that solely relate to series of Preferred Stock, to specify that the Board of Directors can fix the rights and preferences of each new series of preferred stock upon its authorization and issuance and to effect the Reverse Split (as described in “The Reverse Split” below), and shall otherwise remain unchanged, with Article IV reading in its entirety as follows:

“The Company is authorized to issue two (2) classes of capital stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares of capital stock that the Company is authorized to issue is 7,525,000,000 shares. 7,500,000,000 shares shall be Common Stock, no par value per share, and 25,000,000 shares shall be Preferred Stock, par value $0.01 per share.

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The 25,000,000 shares of Preferred Stock may be issued in one or more series at such time or times and for such consideration as shall be authorized from time to time by the Board of Directors. The Board of Directors will be authorized to fix the designation of each series of Preferred Stock and the relative rights, preferences, limitations, qualifications, powers or restrictions thereof, including the number of shares comprising each series, the dividend rates, redemption rights, rights upon voluntary or involuntary liquidation, provisions with respect to a retirement or sinking fund, conversions rights, voting rights, if any, preemptive rights, other preferences, qualifications, limitations, restrictions and the special or relative rights of each series.

The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of the majority of the outstanding voting power of all shares of capital stock of the Company, without a separate class vote of the holders of the outstanding shares of Common Stock irrespective of Section 242(b)(2) of the General Corporation Law of the State of Delaware.

To the fullest extent permitted by law, the holders of Common Stock shall not be entitled to vote on any amendment to the terms of any outstanding series of Preferred Stock which solely affects the rights, powers, preferences, qualifications, powers or restrictions of such series of Preferred Stock.

Upon the filing and effectiveness pursuant to the General Corporation Law of the State of Delaware of this certificate (the “Effective Time”), each fifteen (15) shares of Common Stock issued and outstanding or held by the Company as treasury stock shall, automatically and without any action on the part of the holders thereof, be combined and converted into one (1) share of Common Stock of the Company. No fractional shares shall be issued and, in lieu of a fractional share of Common Stock to which any stockholder is entitled, such stockholder shall receive a cash payment in an amount equal to the product obtained by multiplying (a) the fraction to which the stockholder would otherwise be entitled by (b) the per share closing sales price of the Company’s Common Stock on the day immediately prior to the Effective Time, as reported on the OTC Markets Bulletin Board.”

A marked copy of the amendments to the Charter is attached to this information statement as Annex C. The amendments will be effected pursuant to the Company filing a Certificate of Merger as set forth in Annex D. The increase in the amount of authorized shares of Company Common Stock to 7,500,000,000, and the change in the par value thereof to no par value per share, combined with the Reverse Split, would enable the Company to have authorized but unissued shares available for conversions of debentures as required by the Financing Documents and the Charter. The change in the par value of the Company Common Stock will decrease the Company’s franchise taxes.

Effect on Stock

Upon the effective time, by virtue of the Merger and without any action on the part of the holder of any outstanding share of common stock, par value $0.01 per share, of Merger Sub (the “Subsidiary Common Stock”), each share of Subsidiary Common Stock issued and outstanding immediately prior to the effective time (along with all shares of Subsidiary Common Stock that are held by Merger Sub in treasury or otherwise) shall be canceled and no consideration shall be issued in respect thereof.

Upon the effective time, by virtue of the Merger and without any action on the part of the holder of any outstanding share of Company Common Stock, each fifteen (15) shares of Common Stock issued and outstanding shall be combined and reclassified into one (1) share of Common Stock (the “Reverse Split”). The par value of a share of Company Common Stock shall change from $0.001 per share to no par value per share. Further, the Merger may alter the voting rights of the Company Common Stock to the extent that the Charter amendments (i) specify that the holders of Company Common Stock are not entitled to a separate class vote with respect to the increase or decrease of the amount of authorized shares of Company Common Stock and (ii) specify that the holders of Common Stock shall not be entitled to vote on any amendment to the terms of any outstanding series of Preferred Stock which solely affects the rights, powers, preferences, qualifications, powers or restrictions of such series of Preferred Stock.

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Upon the effective time, by virtue of the Merger and without any action on the part of the holder of any outstanding share of Series C Preferred Stock, each share of Series C Preferred Stock issued and outstanding immediately prior to the effective time shall remain unchanged and continue to remain outstanding as one share of Series C Preferred Stock.

Upon the effective time, by virtue of the Merger and without any action on the part of the holder of any outstanding share of Series D Preferred Stock, each share of Series D Preferred Stock issued and outstanding immediately prior to the effective time shall remain unchanged and continue to remain outstanding as one share of Series D Preferred Stock.

The Charter amendments also restates the “blank check” treatment for the Company’s authorization and issuance of preferred stock, regarding series of preferred stock that can be established by the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors. The Board of Directors shall maintain the power to establish the rights and preferences for series of preferred stock. The availability of this type of preferred stock will enable our Board of Directors, without further stockholder approval, to issue shares of new series of preferred stock as may be required for proper business purposes, such as raising additional capital for ongoing operations, business and asset acquisitions, and other corporate purposes, that our Board of Directors believe will benefit our stockholders. One of the effects of the blank check preferred stock authorized by the Charter amendments might be to enable our Board of Directors to render it more difficult to, or discourage an attempt to, obtain control of us by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of present management.  Our Board of Directors would, unless prohibited by applicable law, have additional shares of preferred stock available to effect transactions (such as private placements) in which the number of our outstanding shares would be increased, and would thereby dilute the interest of any party attempting to gain control of us.  Such action could discourage an acquisition of us that stockholders might view as desirable.

The Reverse Split

Reverse Stock Split in General

As of the record date, we had 4,984,827,279 shares of Company Common Stock outstanding and an additional 15,172,721 shares of Company Common Stock reserved for issuance upon the exercise of issued and outstanding options, warrants, debentures, Series C Stock and Series D Stock. As of the record date, we had a total of 5,000,000,000 authorized shares of Company Common Stock. If we amend our charter as set forth in the Merger Agreement to effect a reverse stock split of our outstanding Company Common Stock at a ratio of 1-for-15 while raising the authorized amount of shares of Company Common Stock to 7,500,000,000, the number of shares of authorized but unissued Company Common Stock will enable the Company to have authorized but unissued shares available for conversions of debentures under the Financing Documents. The Company also is not in compliance with its obligation to all holders of its Preferred Stock under the Charter to reserve and keep out of its authorized Common Stock the full number of shares of Common Stock of the Company issuable upon conversion of all outstanding shares of its outstanding Preferred Stock. As described throughout this information statement, the Company’s Board of Directors deems it necessary and imperative to avoid a situation in which it would not have sufficient authorized but unissued Company Common Stock available for conversions of debentures under the Financing Documents to avoid a default under the Financing Documents. Defaulting under the Financing Documents would result in (a) amounts owed under the Financing Documents becoming immediately due and payable, (b) potential foreclosure on all of the Company’s assets, and (c) interest rates on such amounts increasing, collectively in such amounts owed that, (d) it would result in a substantial likelihood that the Company would need to declare bankruptcy. The Company would also like to regain compliance with the reserve requirements in its Charter for shares of Company Common Stock. Otherwise, the Company is likely obligated to pay all accrued and unpaid dividends to its holders of Preferred Stock. It is unclear whether the Company could pay such dividends.

The Reverse Split will be effected pursuant to the Company filing a Certificate of Merger as set forth in Annex D. Except for any changes resulting from the treatment of fractional shares, each holder of Company Common Stock will hold the same percentage of Company Common Stock outstanding immediately after the Reverse Split as such holder did immediately prior to the Reverse Split.

The number of outstanding shares of Series C Preferred Stock and Series D Preferred Stock will not change as a result of the Reverse Split. The conversion price of the Series C Preferred Stock and Series D Preferred Stock, however, will be adjusted as a result of the Reverse Split which will result in the number of shares of Company Common Stock issuable upon conversion of the Series C Preferred Stock and Series D Preferred Stock being reduced in proportion to the Reverse Split.

The following table presents the impact of the amendments to the Charter, to be effected by the Merger, including the Reverse Split, on the Company Common Stock authorized, issued and outstanding and authorized but unissued:

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	As of Record Date(1)	At the Effective Time(2)
Authorized	5,000,000,000	7,500,000,000
Issued and Outstanding	4,984,827,279	332,321,819
Authorized but Unissued	15,172,721	7,167,678,181

(1) As of the Record Date, we do not have sufficient authorized and unissued shares of Company Common Stock to provide for the exercise and conversion of all of our potentially convertible and exercisable instruments which such series of instruments were initially issued by the Company in 2006 to YA Global.

(2) Upon the Reverse Split, all of the Company Common Stock issued and outstanding would be reduced by a factor of 1 share for 15 shares.

Certain Advantages and Disadvantages Associated With the Reverse Split

We also believe that if the reverse stock split is implemented, there may be a proportional increased market price of Company Common Stock. An increased stock price may improve the marketability and liquidity of Company Common Stock and may encourage interest and trading in Company Common Stock. Because of the trading volatility and low or sporadic trading volume often associated with low-priced stocks, many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Additionally, because brokers' commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of Company Common Stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher. It should be noted, however, that the liquidity of Company Common Stock may in fact be adversely affected by the Reverse Split, given the reduced number of shares that would be outstanding after the Reverse Split.

There can be no assurance that the total market capitalization of the Company Common Stock after the effected Reverse Split would be equal to or greater than the total market capitalization before the Reverse Split or that the per share market price of the Company Common Stock following the Reverse Split will either exceed or remain higher than the current per share market price. There can be no assurance that the market price per share of the Company Common Stock after the Reverse Split would rise or remain constant in proportion to the reduction in the number of old shares of the Company Common Stock outstanding before the Reverse Split. For example, based on the market price of the Company Common Stock on February 28, 2014 of $0.0007 per share, following a 1-for-15 reverse split of the outstanding Company Common Stock there can be no assurance that the post-split market price of the Company Common Stock would be $0.0105 per share or greater. Accordingly, the total market capitalization of the Company Common Stock after the proposed Reverse Split may be lower than the total market capitalization before the proposed Reverse Split and, in the future, the market price of our Common Stock following the Reverse Split may not exceed or remain higher than the market price prior to the proposed Reverse Split.

A decline in the market price for the Company Common Stock after the Reverse Split may result in a greater percentage decline than would occur in the absence of such action and the liquidity of the Company Common Stock could be adversely affected following the Reverse Split.

The market price of the Company Common Stock will also be based on our performance and other factors, some of which are unrelated to the number of shares outstanding. If the market price of the Company Common Stock declines after the Reverse Split, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the Reverse Split. In many cases, both the total market capitalization of a company and the market price of a share of such company’s common stock following a reverse stock split are lower than they were before the reverse stock split. Furthermore, the liquidity of the Company Common Stock could be adversely affected by the reduced number of shares that would be outstanding after the Reverse Split.

The number of outstanding shares of Company Common Stock immediately after the Reverse Split will be reduced by a factor of fifteen (15), the Company will be able to issue more shares of Company Common Stock which could result in additional dilution and which could have a negative effect on the market price of the Company Common Stock.

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Principal Effects of the Reverse Split

Corporate Matters. When effected, the Reverse Split will be effected simultaneously for all of the Company Common Stock and the ratio will be the same for all of the Company Common Stock. The Reverse Split will affect all of the Company Common Stock holders uniformly and will not affect any stockholder’s percentage ownership interests in our Company, except to the extent that the Reverse Split results in any of the Company Common Stockholders owning a fractional share. As described below, holders of Company Common Stock holding fractional shares will be entitled to cash payments in lieu of such fractional shares. Such cash payments would reduce the number of post-split holders of Company Common Stock to the extent there are holders of Company Common Stock presently holding fewer than fifteen (15) shares. Company Common Stock outstanding following the Reverse Split will remain fully paid and non-assessable. We will continue to be subject to the periodic reporting requirements of the ’34 Act. Also, the Reverse Split will likely result in administrative cost savings for the Company.

Fractional Shares. No scrip or fractional certificates will be issued in connection with the Reverse Split. Holders of Company Common Stock who otherwise would be entitled to receive fractional shares because they hold, as of a date prior to the effective time of the Reverse Split, a number of shares of the Company Common Stock not evenly divisible by fifteen (15) will be entitled to a cash payment in lieu thereof. The cash payment will equal the product obtained by multiplying (a) the fraction to which the stockholder would otherwise be entitled by (b) the per share closing sales price of the Company Common Stock on the day immediately prior to the effective time of the Reverse Split, as reported on the OTC Markets Bulletin Board. The ownership of a fractional interest will not give the holder thereof any voting, dividend or other rights except to receive payment therefore as described herein.

Holders of Company Common Stock should be aware that, under the escheat laws of the various jurisdictions where the Company Common Stockholders reside, where we are domiciled and where the funds will be deposited, sums due for fractional interests that are not timely claimed after the effective time may be required to be paid to the designated agent for each such jurisdiction. Thereafter, holders of Company Common Stock otherwise entitled to receive such funds may have to seek to obtain them directly from the state to which they were paid.

The Reverse Split will result in some common stockholders owning "odd lots" of less than 100 shares of the Company Common Stock. Brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in "round lots" of even multiples of 100 shares.

Accounting Matters. The per share net income or loss and net book value of the Company Common Stock will be restated because there will be fewer shares of Company Common Stock outstanding.

Anti-Takeover Effects. Release No. 34-15230 of the staff of the SEC requires disclosure and discussion of the effects of any proposal that may be used as an anti-takeover device. Although not a factor in the decision by our Board of Directors to affect the increase of our authorized shares of Company Common Stock, one of the effects of having increased additional shares of our authorized Company Common Stock available for issuance may be to enable the Board of Directors to render more difficult or to discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest, or otherwise, and thereby protect the continuity of then present management. Unless prohibited by the regulations of applicable law or other agreements or restrictions, a sale of shares of Company Common Stock by us or other transactions in which the number of our outstanding shares of Company Common Stock would be increased could dilute the interest of a party attempting to obtain control of us. The increase in available authorized Company Common Stock may make it more difficult for, prevent or deter a third-party from acquiring control of the Company or changing our Board of Directors and management, as well as inhibit fluctuations in the market price of our shares that could result from actual or rumored takeover attempts.

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Procedure for Effecting the Reverse Stock Split

The Reverse Split will be effected pursuant to the Company filing a Certificate of Merger as set forth in Annex D. The Reverse Split will become effective upon the effectiveness of the Certificate of Merger. Beginning at the effective time, each certificate representing shares of Company Common Stock prior to the effective time of the Reverse Split will be deemed for all corporate purposes to evidence ownership of resulting combined number of shares following such Reverse Split.

We expect that our transfer agent, Worldwide Stock Transfer, LLC, will act as exchange agent for purposes of implementing any exchange of stock certificates. Any pre-split share certificates submitted for transfer, whether pursuant to a sale, other disposition or otherwise, will automatically be exchanged for certificates representing post-split shares. COMPANY COMMON STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNLESS REQUESTED TO DO SO.

Federal Income Tax Consequences of the Reverse Split

The following is a summary of certain material federal income tax consequences of the Reverse Split, does not purport to be a complete discussion of all of the possible federal income tax consequences of the Reverse Split, and is included for general information only. Further, it does not address any state, local or foreign income or other tax consequences. Also, it does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively. This summary also assumes that the pre-split shares of Company Common Stock were, and the post-split shares of Company Common Stock will be, held as "capital assets," as defined in the Internal Revenue Code of 1986, as amended (the “Code”) (i.e., generally, property held for investment). The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. Each stockholder is urged to consult with such stockholder's own tax advisor with respect to the tax consequences of the Reverse Split.

A stockholder that receives only post-split shares in the Reverse Split (i.e., a stockholder that does not receive any cash for fractional shares) should recognize no gain or loss pursuant to the Reverse Split. In such a case, the aggregate tax basis of the post-split shares received in the Reverse Split should be the same as the stockholder’s aggregate tax basis in the pre-split shares.

A stockholder that receives both post-split shares and cash for fractional shares in the Reverse Split should recognize no gain or loss pursuant to the Reverse Split. However, such a stockholder should recognize dividend income in an amount equal to the cash received for such stockholder’s fractional shares in the Reverse Split. Generally, the aggregate tax basis of the post-split shares received in the Reverse Split should be the same as the stockholder’s aggregate tax basis in the pre-split shares.

A stockholder that receives no post-split shares in the Reverse Split (i.e., a stockholder that receives only cash for fractional shares because such stockholder owns fewer than 100 pre-split shares) should recognize gain or loss based on such stockholder’s adjusted basis in the fractional share interest redeemed for cash in the Reverse Split. In such a case, the gain or loss should constitute long-term capital gain or loss if the stockholder has held its shares for more than one year.

Our view regarding the tax consequences of the Reverse Split is not binding on the Internal Revenue Service or the courts. ACCORDINGLY, EACH STOCKHOLDER SHOULD CONSULT WITH SUCH STOCKHOLDER’S OWN TAX ADVISOR WITH RESPECT TO ALL OF THE POTENTIAL TAX CONSEQUENCES TO SUCH STOCKHOLDER WHICH MIGHT ARISE FROM THE REVERSE SPLIT.

Circular 230 Statement. To ensure compliance with requirements imposed by the IRS, we inform you that any U.S. federal tax advice contained in this communication (including any attachments) is not intended or written to be used, and cannot be used, for the purpose of (i) avoiding penalties under the Code or (ii) promoting, marketing or recommending to another party any transaction or matter addressed within.

Bylaws

The pre-Merger bylaws of the Company shall be the post-Merger bylaws of the Company.

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Directors and Officers

From and after the effective time, the directors and officers of the Company serving as directors or officers of the Company immediately prior to the effective time shall continue to be the directors and officers of the Company, post-Merger.

When the Merger Becomes Effective

The Merger shall become effective upon the filing of such certificate of merger with the Secretary of State of the State of Delaware on April 2, 2014 (referred to herein as the “effective time”).

Representations and Warranties

In the Merger Agreement, the Company makes representations and warranties that:

—	it is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all the requisite power and authority to own, lease and operate its properties and assets and to carry on its business as it is now being conducted;

—	it is duly qualified to do business as a foreign person, and is in good standing, in each jurisdiction where the character of its properties or the nature of its activities make such qualification necessary;

—	it is not in violation of any provisions of its Charter or bylaws; and

—	it has full corporate power and authority to execute and deliver the Merger Agreement and, assuming the adoption of the Merger Agreement by the stockholders of the Company in accordance with the DGCL and its Charter and bylaws, to consummate the Merger and the other transactions contemplated by the Merger Agreement.

In the Merger Agreement, Merger Sub makes representations and warranties that:

—	it is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all the requisite power and authority to own, lease and operate its properties and assets and to carry on its business as it is now being conducted;

—	it is duly qualified to do business as a foreign person, and is in good standing, in each jurisdiction where the character of its properties or the nature of its activities make such qualification necessary;

—	it is not in violation of any provisions of its certificate of incorporation or bylaws; and

—	it has full corporate power and authority to execute and deliver the Merger Agreement and to consummate the Merger and the other transactions contemplated by the Merger Agreement.

Expenses and Fees

The Company is funding the Merger and the other transactions contemplated by the Merger Agreement from its cash on hand.

Employee Matters

As Merger Sub has no employees, and the Company will continue is operations post-Merger in the same manner as pre-Merger, the consummation of the Merger will not affect any employees of the Company.

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Conditions to the Merger

The respective obligation of each party to effect the Merger was subject to the satisfaction or waiver of the following conditions:

(a)          The adoption of the Merger Agreement by the sole stockholder of Merger Sub (the Company), in accordance with the requirements of the DGCL and the certificate of incorporation and bylaws of Merger Sub; and

(b)          The adoption of the Merger Agreement by holders of at least a majority of the outstanding voting power of the Company in accordance with the requirements of the DGCL and the Charter and bylaws of the Company.

Termination of the Merger Agreement; Effect of Termination

The Merger Agreement may be terminated at any time before the effective time of the Merger, whether before or after stockholder approval of the Merger has been obtained, by either the Board of Directors or the board of directors of Merger Sub, for any reason whatsoever. In the event of termination of the Merger Agreement, the Merger Agreement would become void and there would be no further obligation on the part of Merger Sub or the Company to consummate the Merger.

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APPRAISAL RIGHTS

The following discussion is not a complete statement of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262, which is attached to this information statement as Annex B. Unless otherwise noted, all references in Section 262 and in this summary to a “stockholder” are to the record holder of the shares of Company stock (including shares of Company Common Stock, Series C Preferred Stock or Series D Preferred Stock) immediately prior to the effective time as to which appraisal rights are asserted. A person having a beneficial interest in shares of Company stock held of record in the name of another person, such as a broker or nominee, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner to perfect appraisal rights.

Under the DGCL, persons who hold shares of Company stock immediately prior to the effective time and who (i) follow the procedures set forth in Section 262 and (ii) do not thereafter withdraw their demand for appraisal of such shares or otherwise lose their appraisal rights, in each case in accordance with the DGCL, will be entitled to have their shares of Company stock appraised by the Delaware Court of Chancery and to receive payment of the “fair value” of such shares, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid upon the amount determined to be “fair value.” In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the Merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the Merger and the date of payment of the judgment.

Under Section 262, where a merger is approved pursuant to Section 228 of the DGCL, then, either a constituent corporation before the effective date of the merger, or the surviving corporation within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of Section 262. If such notice is given after the effective date of the merger, as in the case of the Merger, such notice must also notify such stockholders of the effective date of the merger. This information statement shall constitute such notice to the holders of shares of Company stock, and the applicable statutory provisions are attached to this information statement as Exhibit B. Any holder of Company stock who wishes to exercise such appraisal rights or who wishes to preserve his, her or its right to do so, should review the following discussion and Exhibit B carefully because failure to timely and properly comply with the procedures specified will result in the loss of appraisal rights under the DGCL.

A holder of shares of Company stock wishing to exercise his, her or its appraisal rights must, within twenty (20) days after the date of mailing of this formal notice of appraisal rights, make a written demand for the appraisal of their shares to the Company at:

NeoMedia Technologies, Inc.

1515 Walnut Street, Suite 100

Boulder, Colorado 80302

Attention: Laura A. Marriott

The demand must reasonably inform the Company of the identity of the holder as well as the intention of the holder to demand an appraisal of the “fair value” of the shares held by such holder.

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Only a holder of record of shares of Company stock issued and outstanding immediately prior to the effective time will be entitled to assert appraisal rights for the shares of Company stock registered in that holder's name. A demand for appraisal in respect of shares of Company stock issued and outstanding immediately prior to the effective time should be executed by or on behalf of the holder of record, fully and correctly, as his, her or its name appears on his, her or its stock certificates, and must state that such person intends thereby to demand appraisal of his, her or its shares of Company stock issued and outstanding immediately prior to the effective time in connection with the Merger. If the shares of Company stock are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the demand should be made in that capacity, and if the shares of Company stock are owned of record by more than one person, as in a joint tenancy and tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including two or more joint owners, may execute a demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, the agent is agent for such owner or owners. A record holder, such as a broker who holds shares of Company stock as nominee for several beneficial owners, may exercise appraisal rights with respect to the shares of Company stock issued and outstanding immediately prior to the effective time held for one or more beneficial owners while not exercising such rights with respect to the shares of Company stock held for other beneficial owners; in such case, however, the written demand should set forth the number of shares of Company stock issued and outstanding immediately prior to the effective time as to which appraisal is sought and where no number of shares of Company stock is expressly mentioned the demand will be presumed to cover all shares of Company stock which are held in the name of the record owner. Stockholders who hold their shares of Company stock in brokerage accounts or other nominee forms and who wish to exercise appraisal rights are urged to consult with their brokers to determine the appropriate procedures for the making of a demand for appraisal by such a nominee.

A beneficial owner of shares of Company stock held in “street name” who desires appraisal should take such actions as may be necessary to ensure that a timely and proper demand for appraisal is made by the record holder of such shares. Shares held through brokerage firms, banks and other financial institutions are frequently deposited with and held of record in the name of a nominee of a central security depository, such as Cede & Co., and others. Any beneficial holder desiring appraisal who holds shares through a brokerage firm, bank or other financial institution is responsible for ensuring that the demand for appraisal is made by the record holder. The beneficial holder of such shares should instruct such firm, bank or institution that the demand for appraisal be made by the record holder of the shares, which may be the nominee of a central security depository if the shares have been so deposited. As required by Section 262, a demand for appraisal must reasonably inform the Company of the identity of the holder(s) of record (which may be a nominee as described above) and of such holder's intention to seek appraisal of such shares.

Within 120 days after the effective time, but not thereafter, the Company or any holder of Company stock who is entitled to appraisal rights under Section 262 may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares of Common Stock. The Company is under no obligation to and has no present intention to file such a petition. Accordingly, it is the obligation of the holders of Company stock to initiate all necessary action to perfect their appraisal rights in respect of such shares of Company stock within the time prescribed in Section 262.

Within 120 days after the effective time, any holder of Company stock who has complied with the requirements for exercise of appraisal rights will be entitled, upon written request, to receive from the Company a statement setting forth the aggregate number of shares not voted in favor of the Merger and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such statement must be mailed within ten (10) days after a written request therefor has been received by the Company or within ten (10) days after the expiration of the period for delivery of demands for appraisal, whichever is later. A beneficial owner of such stock may, in such person's own name, file a petition for appraisal or request the statement of shares not voted in favor of the Merger described in this paragraph.

If a petition for an appraisal is timely filed by a holder of shares of Company stock and a copy thereof is served upon the Company, the Company will then be obligated within twenty (20) days to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all stockholders who have demanded an appraisal of their shares and with whom agreements as to the value of their shares have not been reached. After notice to such stockholders as required by the Court, the Delaware Court of Chancery is empowered to conduct a hearing on such petition to determine those stockholders who have complied with Section 262 and who have become entitled to appraisal rights thereunder. The Delaware Court of Chancery may require the holders of shares of Company stock who demanded payment for their shares to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceeding; and if any stockholder fails to comply with such direction, the Court of Chancery may dismiss the proceedings as to such stockholder.

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After determining the holders of Company stock entitled to appraisal, the “fair value” of their shares of Company stock will be determined by the Delaware Court of Chancery in an appraisal proceeding, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid upon the amount determined to be the fair value. Holders of Company stock considering seeking appraisal should be aware that the fair value of their shares of Company stock as determined under Section 262 could be more or less than or the same as the consideration they would receive pursuant to the Merger if they did not seek appraisal of their shares of Company stock and that investment banking opinions as to fairness from a financial point of view are not necessarily opinions as to fair value under Section 262. The Delaware Supreme Court has stated that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered in the appraisal proceedings. In addition, Delaware courts have decided that the statutory appraisal remedy, depending on factual circumstances, may or may not be a appraisal exclusive remedy. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the Merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the Merger and the date of payment of the judgment. The costs of the appraisal proceeding (which do not include attorneys' or experts' fees) may be determined by the Court and taxed upon the parties as the Court deems equitable. The Court may also order that all or a portion of the expenses incurred by any stockholder in connection with an appraisal, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts utilized in the appraisal proceeding, be charged pro rata against the value of all the shares entitled to be appraised.

Any holder of shares of Company stock who has duly demanded an appraisal in compliance with Section 262 is not entitled to vote the shares of Company stock subject to such demand for any purpose or entitled to the payment of dividends or other distributions on those shares of Company stock (except dividends or other distributions payable to holders of record of Common Stocks of a date prior to the effective time).

If any stockholder who demands appraisal of his, her or its shares of Company stock under Section 262 fails to perfect, or effectively withdraws or loses, his, her or its right to appraisal, as provided in the DGCL, the shares of Company stock of such stockholder will be converted into the right to receive the Merger Consideration, but without interest. A stockholder will fail to perfect, or effectively lose or withdraw, his, her or its right to appraisal if no petition for appraisal is filed within 120 days after the effective time, or if the stockholder delivers to the Company a written withdrawal of his, her or its demand for appraisal and an acceptance of the Merger, except that any such attempt to withdraw made more than 60 days after the effective time will require the written approval of the Company. Once a petition for appraisal is filed, the appraisal proceeding may not be dismissed as to any holder absent court approval, provided, however that the foregoing shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the Merger within sixty (60) days after the effective time.

Failure to follow the steps required by Section 262 of the DGCL for perfecting appraisal rights may result in the loss of such rights (in which event a holder of Company stock will continue to hold shares of Company stock).

FINANCIAL INFORMATION

Selected Financial Information

The following table sets forth the summary historical financial data for the Company as of and for each of (i) the years ended December 31, 2012, 2011, and 2010, and (ii) the three month period ended September 30, 2013 (prepared without audit):

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	Year Ended December 31,			Three Months Ended September 30,
	2010	2011	2012	2013
	(in thousands, except per share data)
Consolidated Statements of Operations Data:
Revenues	$1,522	$2,267	$2,344	$1,602
Income (loss) from operations	(6,183)	(5,314)	(5,481)	440
Net income (loss)	35,090	(849)	(19,386)	(26,200)
Net income (loss) available to common shareholders	32,590	(849)	(19,386)	(26,245)
Net income (loss) per common share - basic	$1.437	$(0.004)	$(0.015)	$(0.005)
Net loss per common share - diluted	$(0.014)	$(0.004)	$(0.015)	$(0.005)

	As of December 31,			As of September 30,
	2010	2011	2012	2013
	(in thousands)
Consolidated Balance Sheets Data:
Cash and cash equivalents	$80	$30	$611	$157
Total assets	8,573	7,600	6,039	5,624
Total current liabilities	89,050	76,773	75,575	118,316
Total convertible preferred stock	10,836	6,481	5,188	5,164
Total shareholders’ deficit	(91,313)	(75,654)	(74,724)	(117,856)

Comparative Per Share Data

The Company Common Stock is quoted on the OTC Markets Bulletin Board under the symbol “NEOM.” The following table summarizes the high and low sales prices of the Company’s common stock for the periods indicated. All historical data below was obtained from OTC Market Group, Inc.:

	High	Low
2013:
Third quarter	$0.0007	$0.0001
Second quarter	$0.0015	$0.0003
First quarter	$0.0038	$0.0010
2012:
Fourth quarter	$0.0062	$0.0021
Third quarter	$0.0137	$0.0054
Second quarter	$0.0315	$0.0072
First quarter	$0.0560	$0.0075
2011:
Fourth quarter	$0.0164	$0.0103
Third quarter	$0.0600	$0.0160
Second quarter	$0.2070	$0.0132
First quarter	$0.1200	$0.0205

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On February 21, 2014, the last full trading day before public announcement of the Merger Agreement, the last reported sales price of the Company Common Stock reported on the OTC Markets Bulletin was $0.0008 per share. As of March 3, 2014, there were 4,984,827,279 shares of Company Common Stock issued and outstanding.

The following table sets forth certain historical per share data for the Company. Basic and diluted earnings per share of Company Common Stock as of and for the year ended December 31, 2012, and as of and for each of the three months ended March, June and September, 2013:

		Three months ended
	Year ended December 31, 2012	March 31, 2013	June 30, 2013	September 30, 2013
Net income (loss) per common share - basic	$(0.015)	$0.003	$(0.007)	$(0.005)
Net loss per common share - diluted	$(0.015)	$0.003	$(0.007)	$(0.005)

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SECURITY OWNERSHIP OF MANAGEMENT AND
CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information regarding beneficial ownership of Company Common Stock as of February 28, 2014: (i) by each of the members of the Board of Directors, (ii) by each of the Company’s named executive officers, (iii) by all of the Company’s executive officers and directors as a group, and (iv) by each person or entity known by us to beneficially own more than 5% of any class of the Company’s outstanding shares. As of February 28, 2014, there were 4,984,827,279 shares of Company Common Stock outstanding, 4,816 shares of Series C Preferred Stock outstanding and 3,481 shares of Series D Preferred Stock outstanding:

			Series C Convertible Preferred Stock		Series D Convertible Preferred Stock
	Common Stock	Percent		Percent		Percent
Name and Address of Beneficial Owner	Beneficial Ownership (1)	of Class (1)	Beneficial Ownership (1)	of Class (1)	Beneficial Ownership (1)	of Class (1)

Directors and Named Executive Officers
Laura A. Marriott (2) (3)	351,775	*	-	*	-	*
Barry S Baer (2)(4)	35,417	*	-	*	-	*
George G. O'Leary (2) (5)	241,515	*	-	*	-	*
Sarah Fay (2) (6)	106,250	*	-	*	-	*
Peter Mannetti (2) (7)	106,250	*	-	*	-	*
Officers and Directors as a Group (5 Persons) (8)	841,207	*	-	*	-	*

Other Beneficial Owners
YA Global Investments, LP (9)	497,984,245	9.99%	3,421	71.0%	3,395	97.5%
Andypolo, L.P. (10)	497,984,245	9.99%	495	10.3%	-	*	%
Barry Liben (11)	444,444,444	8.91%	-	*	-	*
Total

Shares outstanding	4,984,827,279		4,816		3,481

* Indicates less than 1%.

(1) Applicable percentage of ownership is based on 4,984,827,279 shares of Company Common Stock, 4,816 shares of Series C Preferred Stock, ,and 3,481 shares of Series D Preferred Stock outstanding as of February 28, 2014. Percentage ownership is determined based on shares owned together with securities exercisable or convertible into shares of Company Common Stock within 60 days of February 28, 2014 for each shareholder. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.  Shares of Company Common Stock subject to securities exercisable or convertible into shares of Company Common Stock that are currently exercisable, or exercisable within 60 days of February 28, 2014, are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(2) Address of the referenced individual is c/o NeoMedia Technologies, Inc., 1515 Walnut Street, Suite 100, Boulder, CO., 80302.

(3) Laura Marriott is Chief Executive Officer and Chairperson of our Board. Ownership includes shares of Company Common Stock issuable upon exercise of stock options that are exercisable within 60 days of February 28, 2014.

(4) Barry S Baer is the Company’s CFO, Corporate Secretary and Treasurer.

(5) George G. O'Leary is a member of the Board of Directors. Ownership includes 10,220 shares owned by SKS Consulting of South Florida Corp, a company that Mr. O'Leary currently serves as President and shares of Company Common Stock issuable upon exercise of stock options that are exercisable within 60 days of February 28, 2014.

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(6) Sarah Fay is a member of the Board of Directors. Ownership includes shares of Company Common Stock issuable upon exercise of stock options that are exercisable within 60 days of February 28, 2014.

7) Peter Mannetti is a member of the Board of Directors. Ownership includes shares of Company Common Stock issuable upon exercise of stock options that are exercisable within 60 days of February 28, 2014.

(8) Includes an aggregate of 737,215 options to purchase shares of Company Common Stock which will have vested within 60 days of February 28, 2014.

(9) The address of YA Global is 1012 Springfield Ave., Mountainside, New Jersey, 07092. The information presented herein is based on information provided by YA Global and based on the records of the Company. Ownership includes 10,000,000 shares of Company Common Stock, 3,421 shares of Series C Preferred Stock, exercisable for 487,987,245 shares of Company Common Stock (as per the 9.99% ownership limitations set forth in the Series C Preferred Stock and Series D Preferred Stock certificates of designation), and 3,395 shares of Series D Preferred Stock owned by YA Global.

(10) The address of Andypolo, L.P. is 4203 Yoakman Blvd., Houston, Texas, 77006. The information presented herein is based on the records of the Company. Ownership includes 495 shares of Series C Preferred Stock, exercisable for 497,984,245 shares of Company Common Stock (as per the 9.99% ownership limitations set forth in the Series C Preferred Stock certificate of designation), on a fully diluted basis.

(11) The address of Barry Liben is 235 West 71st Street, 5th Floor, New York, New York 10023.

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WHERE TO FIND MORE INFORMATION

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any such document at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C., 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The Company’s filings are also available to the public at the SEC’s website at www.sec.gov or at the Company’s website at www.neom.com. Our website address is being provided as an inactive textual reference only. The information provided on our website is not part of this information statement.

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” information statements and annual reports. This means that only one copy of this information statement may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of this document to you upon written or oral request to. If you want to receive separate copies of the Company’s communications to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and telephone number.

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ANNEX A

MERGER AGREEMENT

AGREEMENT AND PLAN OF MERGER

BETWEEN QODE SERVICES CORPORATION

(a Delaware corporation),

AND

NEOMEDIA TECHNOLOGIES, INC.

(a Delaware corporation)

This AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into as of February 21, 2014, between Qode Services Corporation, a Delaware corporation ("Subsidiary"), and Neomedia Technologies, Inc., a Delaware corporation ("Parent").

RECITALS

WHEREAS, Subsidiary is a corporation duly organized and existing under the laws of the State of Delaware;

WHEREAS, Parent is a corporation duly organized and existing under the laws of the State of Delaware; and

WHEREAS, the Board of Directors of Subsidiary and the Board of Directors of Parent deem it advisable to merge Subsidiary with and into Parent so that Parent is the surviving corporation on the terms provided herein (the "Merger");

NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
MERGER

Section 1.1.          The Merger.

After satisfaction or, to the extent permitted hereunder, waiver of all conditions to the Merger, and subject to the applicable provisions of the General Corporation Law of the State of Delaware (the "DGCL"), Subsidiary will merge with and into Parent and Parent shall file a Certificate of Merger with the Secretary of State of the State of Delaware (the "Secretary of State") in accordance with the provisions of the DGCL and shall make all other filings or recordings required by Delaware law in connection with the Merger. The Merger shall become effective upon the filing of such Certificate of Merger with the Secretary of State or at such later time as may be provided for in such Certificate of Merger (the "Effective Time"). Upon the Effective Time, the separate corporate existence of Subsidiary shall cease and Parent shall be the surviving corporation (the "Surviving Corporation").

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Section 1.2.          Conditions to the Merger.

The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver (except as provided in this Agreement) of the following conditions:

(a)          This Agreement shall have been adopted by the sole stockholder of Subsidiary, in accordance with the requirements of the DGCL and the Certificate of Incorporation and Bylaws of Subsidiary; and

(b)          This Agreement shall have been adopted by holders of at least a majority of the outstanding voting power of Parent in accordance with the requirements of the DGCL and the Restated Certificate of Incorporation and Bylaws of Parent.

Section 1.3.          Transfer, Conveyance and Assumption.

At the Effective Time, Parent shall continue in existence as the Surviving Corporation and, without further transfer, succeed to and possess all rights, privileges, powers and franchises of Subsidiary, and all of the assets and property of whatever kind and character of the Subsidiary shall vest in Parent, as the Surviving Corporation, without further deed; thereafter, Parent, as the Surviving Corporation, shall be liable for all of the liabilities and obligations of Subsidiary, and any claim or judgment against Subsidiary may be enforced against Parent, as the Surviving Corporation, in accordance with Section 259 of the DGCL.

Section 1.4.          Certificate of Incorporation; Bylaws.

(a)          From and after the Effective Time, the Restated Certificate of Incorporation of Parent shall be the Restated Certificate of Incorporation of the Surviving Corporation provide that Article IV thereof shall be amended in its entirety as follows:

“The Company is authorized to issue two (2) classes of capital stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares of capital stock that the Company is authorized to issue is 7,525,000,000 shares. 7,500,000,000 shares shall be Common Stock, no par value per share, and 25,000,000 shares shall be Preferred Stock, par value $0.01 per share.

The 25,000,000 shares of Preferred Stock may be issued in one or more series at such time or times and for such consideration as shall be authorized from time to time by the Board of Directors. The Board of Directors will be authorized to fix the designation of each series of Preferred Stock and the relative rights, preferences, limitations, qualifications, powers or restrictions thereof, including the number of shares comprising each series, the dividend rates, redemption rights, rights upon voluntary or involuntary liquidation, provisions with respect to a retirement or sinking fund, conversions rights, voting rights, if any, preemptive rights, other preferences, qualifications, limitations, restrictions and the special or relative rights of each series.

The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of the majority of the outstanding voting power of all shares of capital stock of the Company, without a separate class vote of the holders of the outstanding shares of Common Stock irrespective of Section 242(b)(2) of the General Corporation Law of the State of Delaware.

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To the fullest extent permitted by law, the holders of Common Stock shall not be entitled to vote on any amendment to the terms of any outstanding series of Preferred Stock which solely affects the rights, powers, preferences, qualifications, powers or restrictions of such series of Preferred Stock.

Upon the filing and effectiveness pursuant to the General Corporation Law of the State of Delaware of this certificate (the “Effective Time”), each fifteen (15) shares of Common Stock issued and outstanding or held by the Company as treasury stock shall, automatically and without any action on the part of the holders thereof, be combined and converted into one (1) share of Common Stock of the Company. No fractional shares shall be issued and, in lieu of a fractional share of Common Stock to which any stockholder is entitled, such stockholder shall receive a cash payment in an amount equal to the product obtained by multiplying (a) the fraction to which the stockholder would otherwise be entitled by (b) the per share closing sales price of the Company’s Common Stock on the day immediately prior to the Effective Time, as reported on the OTC Markets Bulletin Board.”

(b)          From and after the Effective Time, the Bylaws of Parent shall be the Bylaws of the Surviving Corporation.

(c)          Directors and Officers of the Surviving Corporation. From and after the Effective Time, the directors and officers of Parent serving as directors or officers of Parent immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation.

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ARTICLE II
EFFECT ON STOCK

Section 2.1.          Effect on Stock.

(a)          Upon the Effective Time, by virtue of the Merger and without any action on the part of the holder of any outstanding share of common stock, par value $0.01 per share, of Subsidiary (the "Subsidiary Common Stock"), each share of Subsidiary Common Stock issued and outstanding immediately prior to the Effective Time (along with all shares of Subsidiary Capital Stock that are held by the Subsidiary in treasury or otherwise) shall be canceled and no consideration shall be issued in respect thereof.

(b)          Upon the Effective Time, by virtue of the Merger and without any action on the part of the holder of any outstanding share of common stock, par value $0.001 per share, of Parent (the "Parent Common Stock"), each share of Parent Common Stock issued and outstanding immediately prior to the Effective Time shall continue to remain outstanding as one share of Common Stock of the Surviving Corporation and remain unchanged, except that (i) the par value shall change from $0.001 per share to no par value per share, and (ii) each fifteen (15) shares of Common Stock issued and outstanding shall be combined and converted into one (1) share of Common Stock (the “Reverse Split”).

(c)          Upon the Effective Time, by virtue of the Merger and without any action on the part of the holder of any outstanding share of Series C Convertible Preferred Stock, par value $0.01 per share, of Parent (the "Parent Series C Preferred Stock"), each share of Parent Series C Preferred Stock issued and outstanding immediately prior to the Effective Time shall remain unchanged and continue to remain outstanding as one share of Parent Series C Preferred Stock of the Surviving Corporation.

(d)          Upon the Effective Time, by virtue of the Merger and without any action on the part of the holder of any outstanding share of Series D Convertible Preferred Stock, par value $0.01 per share, of Parent (the "Parent Series D Preferred Stock"), each share of Parent Series D Preferred Stock issued and outstanding immediately prior to the Effective Time shall remain unchanged and continue to remain outstanding as one share of Parent Series D Preferred Stock of the Surviving Corporation.

Section 2.2.          Shares of Dissenting Stockholders.

Notwithstanding anything in this Agreement to the contrary, any issued and outstanding shares of capital stock of Parent held by a person (a "Dissenting Stockholder") who shall not have voted or consented in writing to adopt this Agreement and who properly demands appraisal for such shares in accordance with Section 262 of the DGCL ( "Dissenting Shares") shall be converted into the right to receive such consideration as may be determined to be due to such Dissenting Stockholder pursuant to the DGCL, unless such holder fails to perfect or withdraws or otherwise loses his right to appraisal. If, after the Effective Time, such Dissenting Stockholder fails to perfect or withdraws or loses his right to appraisal, such Dissenting Stockholder's shares of capital stock of Parent shall no longer be considered Dissenting Shares for the purposes of this Agreement.

Section 2.3.          No Fractional Shares.

As a result of and in connection with the Reverse Split, no fractional shares shall be issued and, in lieu of a fractional share of Common Stock to which any stockholder is entitled, such stockholder shall receive a cash payment in an amount equal to the product obtained by multiplying (a) the fraction to which the stockholder would otherwise be entitled by (b) the per share closing sales price of the Company’s Common Stock on the day immediately prior to the Effective Time, as reported on the OTC Markets Bulletin Board.

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ARTICLE III
REPRESENTATIONS AND WARRANTIES

Section 3.1.          Representations and Warranties of Subsidiary.

Subsidiary hereby represents and warrants that it:

(a)          is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all the requisite power and authority to own, lease and operate its properties and assets and to carry on its business as it is now being conducted;

(b)          is duly qualified to do business as a foreign person, and is in good standing, in each jurisdiction where the character of its properties or the nature of its activities make such qualification necessary;

(c)          is not in violation of any provisions of its Certificate of Incorporation or Bylaws; and

(d)          has full corporate power and authority to execute and deliver this Agreement and, assuming the adoption of this Agreement by the sole stockholder of Subsidiary in accordance with the DGCL and the Certificate of Incorporation and Bylaws of Subsidiary, consummate the Merger and the other transactions contemplated by this Agreement.

Section 3.2.          Representations and Warranties of Parent.

Parent hereby represents and warrants that it:

(a)          is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all the requisite power and authority to own, lease and operate its properties and assets and to carry on its business as it is now being conducted;

(b)          is duly qualified to do business as a foreign person, and is in good standing, in each jurisdiction where the character of its properties or the nature of its activities make such qualification necessary;

(c)          is not in violation of any provisions of its Restated Certificate of Incorporation or Bylaws; and

(d)          has full corporate power and authority to execute and deliver this Agreement and, assuming the adoption of this Agreement by the stockholders of Parent in accordance with the DGCL and the Restated Certificate of Incorporation and Bylaws of Parent, consummate the Merger and the other transactions contemplated by this Agreement.

ARTICLE IV
TERMINATION

Section 4.1.          Termination.

At any time prior to the Effective Time, this Agreement may be terminated and the Merger abandoned for any reason whatsoever by the Board of Directors of Subsidiary or the Board of Directors of Parent, notwithstanding the adoption of this Agreement by the stockholders of Subsidiary or Parent.

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ARTICLE V
FURTHER ASSURANCES

Section 5.1.          Further Assurances as to Subsidiary.

If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any further assignment, conveyance or assurance in law or any other acts are necessary or desirable to (i) vest, perfect or confirm in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of Subsidiary acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger, or (ii) otherwise carry out the purposes of this Agreement, Subsidiary and its proper officers shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such rights, properties or assets in the Surviving Corporation and otherwise carry out the purposes of this Agreement; and the officers and directors of the Surviving Corporation are fully authorized in the name of Subsidiary or otherwise to take any and all such action.

ARTICLE VI
MISCELLANEOUS

Section 6.1.          Amendment.

At any time prior to the Effective Time, this Agreement may be amended, modified or supplemented by the Board of Directors of Subsidiary and the Board of Directors of Parent, whether before or after the adoption of this Agreement by the stockholders of Subsidiary and Parent; provided, however, that after any such adoption, there shall not be made any amendment that by law requires the further approval by such stockholders of Subsidiary or Parent without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of Subsidiary and Parent.

Section 6.2.          No Waivers.

No failure or delay by any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 6.3.          Assignment; Third Party Beneficiaries.

Neither this Agreement, nor any right, interest or obligation hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement is not intended to confer any rights or benefits upon any person other than the parties hereto.

Section 6.4.          Governing Law.

This Agreement shall in all respects be interpreted by, and construed, interpreted and enforced in accordance with and pursuant to the laws of the State of Delaware.

Section 6.5.          Counterparts.

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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Section 6.6.          Entire Agreement.

This Agreement and the documents referred to herein are intended by the parties as a final expression of their agreement with respect to the subject matter hereof, and are intended as a complete and exclusive statement of the terms and conditions of that agreement, and there are not other agreements or understandings, written or oral, among the parties, relating to the subject matter hereof. This Agreement supersedes all prior agreements and understandings, written or oral, among the parties with respect to the subject matter hereof.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have duly executed this Agreement as of the date first stated above.

QODE SERVICES CORPORATION

By:	/s/ Laura A. Marriott
Name: Laura A. Marriott
Title: President and Chief Executive Officer

NEOMEDIA TECHNOLOGIES, INC.

By:	/s/ Laura A. Marriott
Name: Laura A. Marriott
Title: President and Chief Executive Officer

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ANNEX B

RIGHTS OF DISSENTING OWNERS

Effective: August 1, 2013

8 Del.C. § 262

§ 262. Appraisal rights

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title and, subject to paragraph (b)(3) of this section, § 251(h) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that, except as expressly provided in § 363(b) of this title, no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2) Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

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b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 251(h), § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(4) In the event of an amendment to a corporation's certificate of incorporation contemplated by § 363(a) of this title, appraisal rights shall be available as contemplated by § 363(b) of this title, and the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as practicable, with the word “amendment” substituted for the words “merger or consolidation”, and the word “corporation” substituted for the words “constituent corporation” and/or “surviving or resulting corporation”.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

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(2) If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the tender or exchange offer contemplated by § 251(h) of this title and 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the tender or exchange offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

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(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person's own name, file a petition or request from the corporation the statement described in this subsection.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

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(h) After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

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(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

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ANNEX C

AMENDMENTS TO CHARTER

The Certificate of Merger shall effect the following changes to Article IV of the Company’s Charter:

ARTICLE IV. “The Company is authorized to issue two (~~a~~2) classes of capital stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares of capital stock that the ~~Corporation~~Company is authorized to issue is ~~5,025,000,000, which are to be divided into two classes as follows: 5,000,000,000 shares of common stock, par value $0.001 per share (“~~7,525,000,000 shares. 7,500,000,000 shares shall be Common Stock~~”)~~, no par value per share, and 25,000,000 shares ~~of preferred stock~~shall be Preferred Stock, par value $0.01 per share.

The 25,000,000 shares of Preferred Stock may be issued in one or more series at such time or times and for such consideration as shall be authorized from time to time by the Board of Directors. The Board of Directors will be authorized to fix the designation of each series of Preferred Stock and the relative rights, preferences, limitations, qualifications, powers or restrictions thereof, including the number of shares comprising each series, the dividend rates, redemption rights, rights upon voluntary or involuntary liquidation, provisions with respect to a retirement or sinking fund, conversions rights, voting rights, if any, preemptive rights, other preferences, qualifications, limitations, restrictions and the special or relative rights of each series.

The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of the majority of the outstanding voting power of all shares of capital stock of the Company, without a separate class vote of the holders of the outstanding shares of Common Stock irrespective of Section 242(b)(2) of the General Corporation Law of the State of Delaware.

To the fullest extent permitted by law, the holders of Common Stock shall not be entitled to vote on any amendment to the terms of any outstanding series of Preferred Stock which solely affects the rights, powers, preferences, qualifications, powers or restrictions of such series of Preferred Stock.

~~(b) Effective as of the close of business on the day that the Certificate of Amendment which contains this provision is filed with the Office of the Secretary of State~~Upon the filing and effectiveness pursuant to the General Corporation Law of the State of Delaware of this certificate (the ~~''~~“Effective Time~~''~~”), each ~~one hundred~~fifteen (~~100~~15) shares of Common Stock issued and outstanding ~~at such time (''~~Existing Common Stock~~'') shall be and hereby are~~or held by the Company as treasury stock shall, automatically ~~reclassified and changed~~and without any action on the part of the holders thereof, be combined and converted into one (1) share of Common Stock ~~(~~''New Common Stock~~''), provided that no~~of the Company. No fractional shares ~~of New Common Stock~~ shall be issued~~,~~ and, in lieu of a fractional share of ~~New~~ Common Stock to which any ~~holder~~stockholder is entitled, such ~~holder~~stockholder shall receive a cash payment in an amount equal to the product obtained by multiplying (a) the fraction to which the stockholder would otherwise be entitled by (b) the per share closing sales price of the ~~Corporation’s Existing~~Company’s Common Stock on the day immediately prior to the Effective Time, as reported on the OTC Markets Bulletin Board. ~~From and after the Effective Time, the term ''New Common Stock'' as used in this Article IV shall mean Common Stock as provided in this Certificate of Incorporation.~~”

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ANNEX D

CERTIFICATE OF MERGER

CERTIFICATE OF MERGER OF DOMESTIC CORPORATIONS

MERGER OF

QODE SERVICES CORPORATION

WITH AND INTO

NEOMEDIA TECHNOLOGIES, INC.

(UNDER TITLE 8, SECTION 251 OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE)

The undersigned corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, Does Hereby Certify:

First: That the name and state of incorporation of each of the constituent corporations of the merger are as follows:

Name	State of Incorporation

NeoMedia Technologies, Inc.	Delaware

Qode Services Corporation	Delaware

Second: That an Agreement and Plan of Merger, dated February 21, 2014, between NeoMedia Technologies, Inc. and Qode Services Corporation has been approved, adopted, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 251 and 228 of the General Corporation Law of the State of Delaware.

Third: That the name of the surviving corporation of the merger is: NeoMedia Technologies, Inc.

Fourth: That the Restated Certificate of Incorporation of NeoMedia Technologies, Inc., a Delaware corporation, the surviving corporation, as in effect immediately prior to the merger shall be the certificate of incorporation of the surviving corporation, provided that Article IV thereof shall be amended in its entirety as follows:

“The Company is authorized to issue two (2) classes of capital stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares of capital stock that the Company is authorized to issue is 7,525,000,000 shares. 7,500,000,000 shares shall be Common Stock, no par value per share, and 25,000,000 shares shall be Preferred Stock, par value $0.01 per share.

The 25,000,000 shares of Preferred Stock may be issued in one or more series at such time or times and for such consideration as shall be authorized from time to time by the Board of Directors. The Board of Directors will be authorized to fix the designation of each series of Preferred Stock and the relative rights, preferences, limitations, qualifications, powers or restrictions thereof, including the number of shares comprising each series, the dividend rates, redemption rights, rights upon voluntary or involuntary liquidation, provisions with respect to a retirement or sinking fund, conversions rights, voting rights, if any, preemptive rights, other preferences, qualifications, limitations, restrictions and the special or relative rights of each series.

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The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of the majority of the outstanding voting power of all shares of capital stock of the Company, without a separate class vote of the holders of the outstanding shares of Common Stock irrespective of Section 242(b)(2) of the General Corporation Law of the State of Delaware.

To the fullest extent permitted by law, the holders of Common Stock shall not be entitled to vote on any amendment to the terms of any outstanding series of Preferred Stock which solely affects the rights, powers, preferences, qualifications, powers or restrictions of such series of Preferred Stock.

Upon the filing and effectiveness pursuant to the General Corporation Law of the State of Delaware of this certificate (the “Effective Time”), each fifteen (15) shares of Common Stock issued and outstanding or held by the Company as treasury stock shall, automatically and without any action on the part of the holders thereof, be combined and converted into one (1) share of Common Stock of the Company. No fractional shares shall be issued and, in lieu of a fractional share of Common Stock to which any stockholder is entitled, such stockholder shall receive a cash payment in an amount equal to the product obtained by multiplying (a) the fraction to which the stockholder would otherwise be entitled by (b) the per share closing sales price of the Company’s Common Stock on the day immediately prior to the Effective Time, as reported on the OTC Markets Bulletin Board.”

Fifth: The merger is to come effective on the date on which this Certificate of Merger is filed with the Secretary of State of Delaware.

SIXTH: That the executed Agreement and Plan of Merger is on file at an office of the surviving corporation at 1515 Walnut Street, Suite 100, Boulder, CO 80302.

SEVENTH:          That a copy of the Agreement and Plan of Merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

[SIGNATURE PAGE FOLLOWS]

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In Witness Whereof, NeoMedia Technologies, Inc., the Surviving Corporation, has caused the Certificate to be signed by its duly authorized officer, this ____ day of ________, 2014.

NeoMedia Technologies, Inc.

By:
Name:	Laura A. Marriott
Title:	Chief Executive Officer

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